:	Contact	Susannah Robinson
Director, Investor Relations
617-342-6129
susannah_robinson@cabot-corp.com

CABOT ANNOUNCES FOURTH QUARTER AND FULL FISCAL YEAR 2009 OPERATING RESULTS
Business Profit Improves on Higher Sequential Volumes and Lower Year Over Year Costs

BOSTON (October 28, 2009)-  Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2009.

Key Highlights
▪	Quarterly volumes increase 15-30% sequentially as downstream markets continue to improve in all regions; fiscal 2009 volume levels 20-30% below fiscal 2008

▪	New Business Segment ends fiscal 2009 with positive cash flow; full year cash generation improves by $43 million on 16% higher revenues

▪	Restructuring ahead of schedule and at substantially lower cost than forecast; lower operating expenses benefit fourth quarter and full year results

▪	Cash and liquidity remain solid, ending the year with a cash balance of $304 million; strong balance sheet and credit rating enable bond offering on favorable terms

(In millions, except per share amounts)	2009		2008
	Fourth	Fiscal	Fourth	Fiscal
	Quarter	Year	Quarter	Year

Net sales	$610	$2,243	$854	$3,191
Net (loss)/ income	$(11)	$(77)	$12	$86
Diluted (loss)/ earnings per share from continuing operations	$(0.17)	$(1.21)	$0.18	$1.34
Less: Certain items per share	(0.47)	(1.37)	(0.04)	(0.15)
Adjusted earnings per share	$0.30	$0.16	$0.22	$1.49

For the fourth quarter of fiscal 2009, the Company reported a net loss of $11 million (a loss of $0.17 per common share).  Adjusted EPS was income of $0.30 per common share, excluding $0.47 per common share of certain items principally related to restructuring charges.  For fiscal 2009, the Company reported a net loss of $77 million ($1.21 per common share).  Adjusted EPS for fiscal 2009 was income of $0.16 per common share, excluding $1.37 per common share of certain items principally related to restructuring charges.  Details of the Company’s financial results and certain items are provided in the accompanying tables.

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “We are pleased with our results for the quarter given the ongoing challenges in the broader economy.  Sales volumes increased substantially in our key businesses and in all regions since last quarter.  Although the Rubber Blacks Business saw rising feedstock costs, profitability increased due to stronger volumes.  A combination of margin and volume improvement also lifted the Performance Segment.

For the year, however, volumes remained more than 20% below the peak levels experienced in 2008.  Profitability was also negatively affected by $60 million from high cost inventory.  In response to the dramatic slowdown in the global economy, we announced a restructuring program in January that is well ahead of schedule to deliver in excess of $80 million of fixed cost savings in fiscal 2010.  Approximately 30% of these savings were captured in fiscal 2009 and our total cost to implement the plan has come down from our original estimate of $150 million to approximately $115 million.  The New Business Segment made significant progress during fiscal 2009 improving PBT by $25 million and ending the year with positive cash flow.  Finally, we generated nearly $400 million in operating cash this year, and our solid balance sheet and credit rating enabled us to obtain very favorable terms on a $300 million public bond issuance.  All in all, a strong performance in a very difficult environment.”

Financial Detail
Segment Results
Core Segment-  Fourth quarter 2009 profitability in the Rubber Blacks Business increased by $5 million sequentially due to 15% higher volumes, with growth in all regions despite a $6 million incremental unfavorable contract lag impact from rising feedstock costs.  When compared to the fourth quarter of fiscal 2008, profitability decreased by $5 million principally due to 4% lower volumes.  Lower unit margins relative to very strong fourth quarter 2008 levels, were largely offset by lower operating expenses from restructuring and other cost saving measures.  For fiscal 2009, profitability in the Rubber Blacks Business decreased by $74 million when compared to fiscal 2008 due to 21% lower volumes from weaker end market demand and lower unit margins that more than offset a contract lag benefit.  These factors were partially offset by lower operating expenses from restructuring and cost saving measures.

Fourth quarter 2009 profitability in the Supermetals Business decreased by $3 million sequentially due to lower tantalum powder demand and an unfavorable product mix.  When compared to the fourth quarter of fiscal 2008 profitability increased by $3 million as higher product prices and lower ore costs more than offset lower volumes due to weaker demand in the electronics market.  For fiscal 2009, Supermetals’ profitability was flat when compared to fiscal 2008 as lower volumes from weaker electronics demand was offset by favorable pricing and lower operating expenses.  The Supermetals Business continues to focus on cash generation and during the fourth quarter of fiscal 2009 generated $13 million in cash, principally from a reduction in working capital.  During fiscal 2009, the business generated $39 million in cash.

Performance Segment-  When compared to the third quarter of fiscal 2009, profitability in the Performance Segment increased by $18 million.  The increase was driven principally by higher volumes and improved unit margins.  Sequentially, volumes increased by 11% in Performance Products and by 31% in Fumed Metal Oxides.  When compared to the fourth quarter of fiscal 2008, profitability increased by $4 million as lower operating expenses from restructuring and cost saving measures and lower raw material costs more than offset lower volumes from weakness in the automotive, construction and electronics markets.  When compared to last year’s fourth quarter, volumes were down 12% in Performance Products and 4% in Fumed Metal Oxides.  For fiscal 2009, profitability in the Segment decreased by $79 million when compared to fiscal 2008 driven by lower volumes and the unfavorable impact of older, high cost inventory, partially offset by lower operating expenses and a LIFO benefit.  Volumes decreased 29% in Performance Products and 26% in Fumed Metal Oxides in fiscal 2009 when compared to fiscal 2008 due to weaker demand in all key end markets.

Specialty Fluids Segment-  Profitability in the Specialty Fluids Segment for the fourth quarter of fiscal 2009 decreased by $5 million when compared to an exceptionally strong third quarter. When compared to the fourth quarter of fiscal 2008, profitability decreased by $2 million principally due to higher fixed costs from lower manufacturing utilization.  For fiscal 2009 profitability decreased by $3 million when compared to fiscal 2008 as lower volumes were partially offset by favorable pricing and lower operating expenses.  During fiscal 2009 we continued to make progress growing the business beyond the North Sea region with 29% of sales coming from regions outside of the North Sea, compared to 21% in fiscal 2008 and 17% in fiscal 2007.

New Business Segment-  The New Business Segment finished fiscal 2009 having generated positive cash flow, improving cash generation by $43 million year over year.  The increase was from a combination of revenue growth, cost management and a reduction in net working capital.  When compared to the third quarter of fiscal 2009, current quarter revenues increased by $5 million, driven principally by higher sales in Inkjet Colorants.  Revenues decreased by $1 million when compared to the fourth quarter of fiscal 2008 due to lower sales in the Aerogel Business.  Fiscal 2009 revenues increased by 16%, or $9 million, when compared to fiscal 2008 with increases in all businesses within the Segment.

Cash Performance-  During fiscal 2009, the Company generated $395 million of cash from operations, including a $340 million decrease in working capital, ending the year with a $304 million cash balance.  During the fourth quarter, the Company raised $300 million in long term public debt with a 5% coupon maturing in 2016.  A portion of the net proceeds were used to pay down borrowings under our revolving credit facility and the balance will be used for general corporate purposes.  Capital expenditures for fiscal 2009 were $102 million compared to $199 million in fiscal 2008.

Taxes-  During the fourth quarter of fiscal 2009, the Company recorded a tax provision of $1 million, including a $6 million reversal of tax benefits from the first half of fiscal 2009.  The Company benefited during the quarter from a substantial improvement in business performance in lower tax jurisdictions.  This resulted in a lower than usual operating tax rate for the fourth quarter of fiscal 2009.

Outlook
Commenting on the outlook for the Company, Prevost said, “The volume improvements we experienced in the last two quarters of fiscal 2009 give us some optimism for the coming year.  Although the progress has been very positive, a full recovery to pre-downturn levels will most likely occur at a moderate pace.  Our restructuring efforts have positioned us well to benefit from the recovery and we are confident in our ability to achieve our long-term financial targets.  While feedstock volatility continues to be a concern, we have taken steps to lessen its impact on our business results.  Our strong balance sheet, cash position and access to liquidity give us additional flexibility through the economic recovery.

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on October 29, 2009.  The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

Cabot Corporation, headquartered in Boston, Massachusetts, is a global performance materials company. Cabot’s major products are carbon black, fumed silica, inkjet colorants, aerogel, capacitor materials, and cesium formate drilling fluids.  The Company’s website is:  http://www.cabot-corp.com.

Forward-Looking Statements-  This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future (including our expectations concerning the annualized fixed cost savings we expect from, and the costs associated with, our restructuring initiative and demand for our products), strategy for growth, market position, and expected financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Explanation of Terms Used-  When explaining factors affecting our performance, we use several terms. The term “LIFO benefit” or “LIFO impact” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out method, compared to the older costs that would have been included in COGS under a first-in first-out method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”).  The LIFO impact for fiscal 2009 was a favorable $21 million and is comprised of $15 million of COGS impact and $6 million of liquidation impact. The LIFO impact for the fourth quarter of fiscal 2009 was an unfavorable $4 million and is comprised of $5 million of COGS impact partially offset by $1 million of liquidation impact. The term “contract lag” refers to the time lag of the price adjustments in certain of our rubber blacks supply contracts to account for changes in feedstock costs and, in some cases, changes in other relevant costs. The term “product mix” refers to the various types and grades, or mix, of products sold by a particular Business or Segment during the period, and the positive or negative impact of that mix on the variable margin and profitability of the Business or Segment.

Use of Non-GAAP Financial Measures-  The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) operating profit before taxes (“PBT”).   Adjusted EPS and segment PBT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and minority interest, respectively, the most directly comparable GAAP financial measures.  Both EPS and adjusted EPS are calculated on a diluted share basis.  In calculating adjusted EPS and segment PBT, we exclude certain items, meaning items that are significant and unusual or infrequent and not believed to reflect the true underlying business performance, and, therefore, are not allocated to a segment’s results or included in adjusted EPS.  Further, in calculating segment PBT we include equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs but exclude interest expense, foreign currency translation gains and losses, interest income, dividend income and unallocated corporate costs. Our chief operating decision-maker uses adjusted EPS to evaluate the underlying earnings power of the Company.  Segment PBT is used to evaluate changes in the operating results of each segment before non-operating factors and before certain items and to allocate resources to the segments.  We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance.  A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation of Adjusted EPS, and a reconciliation of total segment PBT to income (loss) from operations before taxes, equity in net income of affiliated companies and minority interest is shown in the table titled Summary Results by Segments.  The certain items that are excluded from our calculation of adjusted EPS and segment PBT are detailed in the table titled Certain Items and Reconciliation of Adjusted EPS.

Fourth Quarter Earnings Announcement, Fiscal 2009

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2009	2008	2009	2008

Net sales and other operating revenues	$610	$854	$2,243	$3,191
Cost of sales	538	742	2,016	2,707
Gross profit	72	112	227	484

Selling and administrative expenses	50	56	210	246
Research and technical expenses	18	19	71	74
Income (loss) from operations	4	37	(54)	164

Other income and expense
Interest and dividend income	-	2	2	4
Interest expense	(7)	(11)	(30)	(38)
Other income (expense)	(7)	(12)	(20)	(18)
Total other income and expense	(14)	(21)	(48)	(52)

(Loss) income from operations before income taxes	(10)	16	(102)	112
(Provision) benefit for income taxes	(1)	(1)	22	(14)
Equity in net income of affiliated companies, net of tax	3	2	5	8
Minority interest in net income, net of tax	(3)	(5)	(2)	(20)
(Loss) income from continuing operations	(11)	12	(77)	86
Loss from discontinued operations, net of tax (A)	-	-	-	-
Net (loss) income	$(11)	$12	$(77)	$86
Diluted (loss) earnings per share of common stock
Continuing operations	$(0.17)	$0.18	$(1.21)	$1.34
Discontinued operations (A)	-	-	(0.01)	-
Net (loss) income per share	$(0.17)	$0.18	$(1.22)	$1.34
Weighted average common shares outstanding
Diluted	64	64	63	64

(A)	Amounts relate to legal settlements in connection with our discontinued operations.

Fourth Quarter Earnings Announcement, Fiscal 2009

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2009	2008	2009	2008
SALES

Core Segment	$377	$553	$1,426	$2,064
Rubber blacks	343	505	1,286	1,868
Supermetals	34	48	140	196
Performance Segment	183	237	621	931
Performance products	118	165	411	645
Fumed metal oxides	65	72	210	286
New Business Segment	19	20	67	58
Inkjet colorants	14	13	46	43
Aerogel(A)	4	5	15	10
Superior MicroPowders	1	2	6	5
Specialty Fluids Segment	14	19	59	68
Segment sales	593	829	2,173	3,121
Unallocated and other (A), (B)	17	25	70	70
Net sales and other operating revenues	$610	$854	$2,243	$3,191
SEGMENT PROFIT
Core Segment	$16	$18	$33	$107
Rubber blacks	16	21	34	108
Supermetals	-	(3)	(1)	(1)
Performance Segment	28	24	40	119
New Business Segment	(2)	(5)	(10)	(35)
Specialty Fluids Segment	4	6	21	24
Total Segment Profit (C)	46	43	84	215

Interest expense	(7)	(11)	(30)	(38)
Certain items (D)	(36)	(3)	(103)	(13)
Unallocated corporate costs (E)	(6)	(3)	(28)	(28)
General unallocated expense (F)	(4)	(8)	(20)	(16)
Less: Equity in net income of affiliated companies, net of tax	(3)	(2)	(5)	(8)

(Loss) income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	(10)	16	(102)	112
(Provision) benefit for income taxes	(1)	(1)	22	(14)
Equity in net income of affiliated companies, net of tax	3	2	5	8
Minority interest in net income, net of tax	(3)	(5)	(2)	(20)
(Loss) income from continuing operations	$(11)	$12	$(77)	$86
Loss from discontinued operations, net of tax (G)	-	-	-	-
Net (loss) income	$(11)	$12	$(77)	$86

Diluted (loss) earnings per share of common stock
Continuing operations	$(0.17)	$0.18	$(1.21)	$1.34
Discontinued operations (G)	-	-	(0.01)	-
Net (loss) income per share	$(0.17)	$0.18	$(1.22)	$1.34

Weighted average common shares outstanding
Diluted	64	64	63	64

Note: During the third quarter of fiscal 2008, management changed the way it manages the Company’s businesses.  Accordingly, the segment results for all periods presented have been revised to reflect these changes.

(A)	Royalty income received by the Aerogel business, which has been included in Unallocated and other in prior periods, has been reclassified to Segment sales for all periods presented above.

(B)
Unallocated and other reflects an elimination for sales of one equity affiliate, prior to the consolidation of its results beginning April 1, 2008, offset by royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(C)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, minority interest and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E)
During the first quarter of fiscal 2009, management changed the allocation method of its corporate costs to its segments.  Under this new method, costs that are not controlled by the segments and which primarily benefit corporate interests are not allocated to the segments.   Prior periods have been recast to conform to the new allocation method.

(F)	General unallocated expense includes foreign currency transaction gains (losses), interest income, and dividend income.

(G)	Amounts relate to legal settlements in connection with our discontinued operations.

Fourth Quarter Earnings Announcement, Fiscal 2009

CABOT CORPORATION  CONSOLIDATED FINANCIAL POSITION

	September 30,	September 30,
	2009	2008
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$304	$129
Short-term marketable securities	1	1
Accounts and notes receivable, net of reserve for doubtful accounts of $6 and $5	452	646
Inventories:
Raw materials	118	193
Work in process	44	58
Finished goods	165	246
Other	31	26
Total inventories	358	523
Prepaid expenses and other current assets	42	72
Deferred income taxes	40	30
Assets held for sale	-	7
Total current assets	1,197	1,408

Investments:
Equity affiliates	60	53
Long-term marketable securities and cost investments	1	1
Total investments	61	54

Property, plant and equipment	2,999	2,921
Accumulated depreciation and amortization	(1,987)	(1,839)
Net property, plant and equipment	1,012	1,082

Other assets:
Goodwill	37	34
Intangible assets, net of accumulated amortization of $12 and $11	2	3
Assets held for rent	43	45
Deferred income taxes	221	173
Other assets	102	59
Total other assets	405	314

Total assets	$2,675	$2,858

Fourth Quarter Earnings Announcement, Fiscal 2009

CABOT CORPORATION  CONSOLIDATED FINANCIAL POSITION

	September 30,	September 30,
	2009	2008
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable to banks	$29	$91
Accounts payable and accrued liabilities	407	426
Income taxes payable	26	38
Deferred income taxes	4	7
Current portion of long-term debt	5	39
Total current liabilities	471	601

Long-term debt	623	586
Deferred income taxes	10	18
Other liabilities	333	294

Minority interest	103	110

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued: None and none	-	-
Outstanding: None and none
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,115,085 and 65,403,100 shares	64	65
Outstanding: 64,022,755 and 65,277,715 shares
Less cost of 92,329 and 125,385 shares of common treasury stock	(3)	(4)
Additional paid-in capital	19	21
Retained earnings	1,019	1,143
Deferred employee benefits	(25)	(30)
Notes receivable for restricted stock	-	(21)
Accumulated other comprehensive income	61	75
Total stockholders' equity	1,135	1,249

Total liabilities and stockholders' equity	$2,675	$2,858

CABOT CORPORATION

	Fiscal 2008					Fiscal 2009
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$463	$511	$537	$553	$2,064	$444	$295	$310	$377	$1,426
Rubber blacks	410	454	499	505	1,868	399	272	272	343	1,286
Supermetals	53	57	38	48	196	45	23	38	34	140
Performance Segment	211	236	247	237	931	157	132	149	183	621
Performance products	141	164	175	165	645	105	90	98	118	411
Fumed metal oxides	70	72	72	72	286	52	42	51	65	210
New Business Segment	10	14	14	20	58	18	16	14	19	67
Inkjet colorants	8	11	11	13	43	13	9	10	14	46
Aerogel (A)	1	2	2	5	10	4	5	2	4	15
Superior MicroPowders	1	1	1	2	5	1	2	2	1	6
Specialty Fluids Segment	16	16	17	19	68	15	11	19	14	59
Segment Sales	700	777	815	829	3,121	634	454	492	593	2,173
Unallocated and other (A), (B)	11	9	25	25	70	18	16	19	17	70
Net sales and other operating revenues	$711	$786	$840	$854	$3,191	$652	$470	$511	$610	$2,243

Segment Profit
Core Segment	$19	$29	$41	$18	$107	$27	$(24)	$14	$16	$33
Rubber blacks	16	28	43	21	108	24	(17)	11	16	34
Supermetals	3	1	(2)	(3)	(1)	3	(7)	3	-	(1)
Performance Segment	31	32	32	24	119	3	(1)	10	28	40
New Business Segment	(12)	(9)	(9)	(5)	(35)	(3)	(1)	(4)	(2)	(10)
Specialty Fluids Segment	8	5	5	6	24	4	4	9	4	21
Total Segment Profit (Loss) (C)	46	57	69	43	215	31	(22)	29	46	84

Interest expense	(9)	(9)	(9)	(11)	(38)	(9)	(8)	(6)	(7)	(30)
Certain items (D)	10	(12)	(8)	(3)	(13)	(2)	(46)	(19)	(36)	(103)
Unallocated corporate costs (E)	(7)	(10)	(8)	(3)	(28)	(7)	(8)	(7)	(6)	(28)
General unallocated expense (F)	(4)	(1)	(3)	(8)	(16)	(10)	(7)	1	(4)	(20)
Less: Equity in net income of affiliated companies, net of tax	(2)	(2)	(2)	(2)	(8)	(2)	-	-	(3)	(5)

Income (loss) before income taxes, equity in net income of affiliated companies and minority interest	34	23	39	16	112	1	(91)	(2)	(10)	(102)
Benefit (provision) for income taxes	6	(11)	(8)	(1)	(14)	(1)	31	(7)	(1)	22
Equity in net income of affiliated companies, net of tax	2	2	2	2	8	2	-	-	3	5
Minority interest in net income, net of tax	(6)	(3)	(6)	(5)	(20)	2	2	(3)	(3)	(2)

Income (loss) from continuing operations	36	11	27	12	86	4	(58)	(12)	(11)	(77)

Loss from discontinued operations, net of tax (G)	-	-	-	-	-	-	-	-	-	-

Net income	36	11	27	12	86	4	(58)	(12)	(11)	(77)

Diluted earnings (loss) per share of common stock

Continuing operations	$0.56	$0.17	$0.43	$0.18	$1.34	$0.07	$(0.92)	$(0.19)	$(0.17)	$(1.21)

Discontinued operations (G)	-	-	-	-	-	-	-	(0.01)	-	(0.01)
Net income (loss)	$0.56	$0.17	$0.43	$0.18	$1.34	$0.07	$(0.92)	$(0.20)	$(0.17)	$(1.22)

Weighted average common shares outstanding
Diluted	64	64	63	64	64	64	63	63	64	63

Note:  During the third quarter of fiscal 2008, management changed the way it manages the Company’s businesses.  Accordingly, the segment results for all periods presented have been revised to reflect these changes.

(A)	Royalty income received by the Aerogel business, which has been included in Unallocated and other in prior periods, has been reclassified to Segment sales for all periods presented above.

(B)
Unallocated and other reflects an elimination for sales of one equity affiliate, prior to the consolidation of its results beginning April 1, 2008, offset by royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(C)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, minority interest and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E)
During the first quarter of fiscal 2009, management changed the allocation method of its corporate costs to its segments.  Under this new method, costs that are not controlled by the segments and which primarily benefit corporate interests are not allocated to the segments.   Prior periods have been recast to conform to the new allocation method.

(F)	General unallocated expense includes foreign currency transaction gains (losses), interest income, and dividend income.

(G)	Amounts relate to legal settlements in connection with our discontinued operations.

Fourth Quarter Earnings Announcement, Fiscal 2009

CABOT CORPORATION  CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended September 30	Three Months				Twelve Months
Dollars in millions, except per share amounts (unaudited)	2009	2009	2008	2008	2009	2009	2008	2008
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes
Executive transition cost	$(4)	$(0.04)	$-	$-	$(4)	$(0.04)	$(4)	$(0.04)
Write-down of impaired investments	-	-	-	-	(1)	(0.01)	-	-
Environmental reserves and legal settlements	(7)	(0.07)	-	(0.01)	(7)	(0.07)	$(3)	$(0.05)
Reserve for respirator claims	-	-	2	0.03	-	-	$2	$0.03
Debt issuance costs	-	-	(2)	(0.03)	-	-	(2)	(0.03)
Restructuring initiatives:
- 2009 Global	(25)	(0.36)	-	-	(89)	(1.23)	-	-
- 2008 Global	-	-	(1)	(0.01)	(1)	(0.01)	(6)	(0.06)
- Altona, Australia	-	-	-	-	-	-	18	0.20
- North America	-	-	(2)	(0.02)	(2)	(0.02)	(16)	(0.18)
- Europe (B)	-	-	-	-	1	0.01	(2)	(0.02)
Total certain items	(36)	(0.47)	(3)	(0.04)	(103)	(1.37)	(13)	(0.15)
Discontinued operations(C)	-	-	-	-	-	(0.01)	-	-
Total certain items and discontinued operations	(36)	(0.47)	(3)	(0.04)	(103)	(1.38)	(13)	(0.15)
Tax impact of certain items	7	-	1	-	17	-	3	-
Total certain items and discontinued operations, after tax	$(29)	$(0.47)	$(2)	$(0.04)	$(86)	$(1.38)	$(10)	$(0.15)

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2009	2008	2009	2008

Statement of Operations Line Item
Cost of sales	$(32)	$(3)	$(91)	$(4)
Selling and administrative expenses	(4)	2	(10)	(7)
Research and technical expenses	-	-	(2)	-
Other income and expense	-	(2)	-	(2)
Total certain items	$(36)	$(3)	$(103)	$(13)

NON-GAAP MEASURE:
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2009	2008	2009	2008
	per share(A)	per share(A)	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Total Diluted EPS	$(0.17)	$0.18	$(1.22)	$1.34
Discontinued operations	-	-	(0.01)	-
Continuing operations	$(0.17)	$0.18	$(1.21)	$1.34
Certain items	(0.47)	(0.04)	(1.37)	(0.15)
Adjusted EPS	$0.30	$0.22	$0.16	$1.49

(A)	Per share amounts are calculated after tax.
(B)	Charges relate to former carbon black facilities.
(C)	Amounts relate to legal settlements in connection with our discontinued operations, net of tax.